UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2018 frontdoor, inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5002

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 28, 2018, frontdoor, inc. (the “Company”) entered into a Separation and Distribution Agreement with ServiceMaster Global Holdings, Inc. (“ServiceMaster”), pursuant to which ServiceMaster agreed to transfer its American Home Shield business to the Company (the “Separation”) and distribute approximately 80.2% of the outstanding shares of common stock of the Company to ServiceMaster shareholders in a tax-free distribution (the “Distribution”). The Distribution was made at 12:01 a.m., Eastern Time, on October 1, 2018, to ServiceMaster shareholders of record as of the close of business on September 14, 2018. As a result of the Distribution, the Company is now an independent public company and its common stock is listed under the symbol “FTDR” on the Nasdaq Global Select Market.

In connection with the Separation and Distribution, on September 28, 2018, the Company entered into various agreements with ServiceMaster contemplated by the Separation and Distribution Agreement to provide a framework for the Company’s relationship with ServiceMaster after the Separation and Distribution, including the following agreements:

•                  a Transition Services Agreement;

•                  a Tax Matters Agreement;

•                  an Employee Matters Agreement; and

•                  a Stockholder and Registration Rights Agreement.

Summaries of certain terms of the Separation and Distribution Agreement and these other agreements can be found in the section entitled “Certain Relationships and Related Person Transactions” on pages 133-139 of the Company’s information statement, dated September 10, 2018 (the “Information Statement”), which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 10, 2018, and are incorporated herein by reference.  The descriptions of these agreements contained therein and herein are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, each of which is incorporated by reference into this Item 1.01.

Item 5.01. Changes in Control of Registrant.

The Distribution described in the Information Statement was consummated on October 1, 2018.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2018, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Bylaws (the “Amended and Restated Bylaws”). A description of certain provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found on pages 150-154 of the Company’s Information Statement under the section entitled “Description of Our Capital Stock,” which is incorporated by reference into this Item 5.03. The descriptions contained therein and herein are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, each of which is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On October 1, 2018, the Company issued a press release announcing the completion of the Distribution and the commencement of the Company’s existence as an independent company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Separation and Distribution Agreement, dated as of September 28, 2018, by and between ServiceMaster Global Holdings, Inc. and frontdoor, inc.

3.1	Amended and Restated Certificate of Incorporation of frontdoor, inc.

3.2	Amended and Restated Bylaws of frontdoor, inc.

10.1	Transition Services Agreement, dated as of September 28, 2018, by and between ServiceMaster Global Holdings, Inc. and frontdoor, inc.

10.2	Tax Matters Agreement, dated as of September 28, 2018, by and between ServiceMaster Global Holdings, Inc. and frontdoor, inc.

10.3	Employee Matters Agreement, dated as of September 28, 2018, by and between ServiceMaster Global Holdings, Inc. and frontdoor, inc.

10.4	Stockholder and Registration Rights Agreement, dated as of September 28, 2018, by and between ServiceMaster Global Holdings, Inc. and frontdoor, inc.

99.1	Press release of frontdoor, inc., issued October 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2018	FRONTDOOR, INC.

	By:	/s/ Brian K. Turcotte
		Name:	Brian K. Turcotte
		Title:	Senior Vice President and Chief Financial Officer